SHARE EXCHANGE AGREEMENT

	This Share Exchange Agreement, dated July 15, 2004, by and between BF Acquisition Group III, Inc., a Florida corporation with its principal offices located at 2501 Turk Boulevard, San Francisco, California 94118 ("Buyer"); and FundraisingDirect.com, Inc., a Delaware corporation, whose principal place of business is at 4 Mill Park Ct., Newark, Delaware 19713 ("Seller"); and the shareholders whose signatures appear on the Counterpart Signature Pages of this Agreement (the "Shareholders", and each of those persons individually, a "Shareholder").

                            RECITALS

       WHEREAS, Buyer desires to acquire from the Shareholders 425,000 shares of common stock of the Seller, which represents approximately 92% of all of the issued and outstanding shares of capital stock of Seller, solely in exchange for an aggregate of 3,000,000 shares of authorized, but theretofore unissued shares of Buyer's series A preferred stock, par value $0.50 per share ("Series A Preferred Stock") pursuant to the applicable laws of the State of Delaware and Florida. Each Shareholder desires to exchange all of their beneficially owned shares of Seller's capital stock solely for shares of Series A Preferred Stock in the amount set forth herein.

       WHEREAS, Prior to the date hereof, the respective boards of directors of each of Buyer and Seller have, and each Shareholder has, approved and adopted this Agreement and it is the intent of the parties hereto that the transactions contemplated hereby be structured so as to qualify as a tax-free exchange under Section 368 of the Internal Revenue Code of 1986, as amended (the "IRC"), and the provisions of this Agreement will be interpreted in a manner consistent with this intent.

	WHEREAS, the contemplated transactions shall be consummated pursuant to and in accordance with the terms and conditions set forth in this Agreement.

	NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, the parties agree as follows:


SECTION 1.   Acquisition And Exchange Of Shares

1.1	The Agreement.  The parties hereto hereby agree that Buyer
        -------------
        shall acquire from the Shareholders 425,000 shares of common stock of the Seller, which represents approximately 92% of all of the issued and outstanding shares of capital stock of Seller, solely in exchange for an aggregate of 3,000,000 shares of authorized, but theretofore unissued shares of Series A Preferred Stock. The parties hereto agree that at the closing of the transactions contemplated by this Agreement, the Seller will become an approximate 92% majority-owned subsidiary of Buyer subject to the conditions set forth herein.

1.2      Exchange of Shares.
         ------------------

(a) At the closing, defined in Section 2.1 below ("Closing"), Buyer will cause to be issued and held for delivery to the Shareholders or their designees, stock certificates representing an aggregate of 3,000,000 shares of Series A Preferred Stock, in exchange for 425,000 shares of common stock of the Seller, which represents approximately 92% of all of the issued and outstanding shares of capital stock of Seller, which shares will be delivered to Buyer at the Closing.

(b) The shares of Series A Preferred Stock to be issued pursuant to paragraph (a) of this Section 1.2 will be authorized, but theretofore unissued shares of Series A Preferred Stock, and will be issued to the Shareholders as more fully described on Schedule 1.2 herein.

(c) All shares of Series A Preferred Stock to be issued hereunder shall be deemed "restricted securities" as defined in paragraph (a) of Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), and each Shareholder will represent in writing that they are acquiring said shares for investment purposes only and without the intent to make a further distribution of the shares. All shares of Series A Preferred Stock to be issued under the terms of this Agreement shall be issued pursuant to an exemption from the registration requirements of the Securities Act, under Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder. Certificates representing the shares of Series A Preferred Stock to be issued hereunder will bear a restrictive legend in substantially the following form:

        The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered for sale, sold, or otherwise disposed of, except in compliance with the registration provisions of such Act or pursuant to an exemption from such registration provisions, the availability of which is to be established to the satisfaction of the Company.


SECTION 2.   Closing/Rule 14f-1 Compliance.
             -----------------------------

2.1      Closing. Closing shall take place at 4 Mill Park Ct.,
         -------
Newark, Delaware 19713, at 10:00 A.M. on July 31, 2004 (the "Closing" or "Closing Date"), or at another time, date, and place mutually agreed to by the parties, but no later than September 30, 2004 ("Drop Dead Date").

2.2      Rule 14f-1 Compliance.  Rule 14f-1 promulgated under the
         ---------------------
Securities and Exchange Act of 1934, as amended (the "Exchange Act") apply to the transactions contemplated by this Agreement such that Buyer has an obligation to file certain information, as provided in Rule 14f-1, to the Securities Exchange Commission (the "SEC") and the historic shareholders of Buyer not less than 10 days prior to the date of such change in control of the Company's board of directors.

SECTION 3.    Representations and Warranties of Seller and Shareholders.
              ---------------------------------------------------------

3.1     Seller's Representations and Warranties. As of the Closing
        ---------------------------------------
Date, Seller represents and warrants to Buyer as follows:

        3.1.1   Capital Structure. The capitalization of Seller
                -----------------
consists of 20,000,000 shares of common stock, $0.01 par value, of which 461,280 shares are issued and outstanding. All of the issued and outstanding capital stock of Seller has been duly authorized and validly issued, and is fully paid and nonassessable, free of preemptive rights, and not subject to any restriction on transfer under the Certificate of Incorporation of Seller or any agreement to which Seller is a party or of which Seller has been given notice. There are no outstanding subscriptions, options, warrants, convertible securities, rights, agreements, understandings, or commitments of any kind relating to the subscription, issuance, repurchase, or purchase of capital stock or other securities of Seller, or obligating Seller to transfer any additional shares of its capital stock of any class or any other securities.

        3.1.2   Ownership of the Shares. The shares of Buyer's series
                -----------------------
A preferred stock ("Series A Preferred Stock") being issued to Seller's shareholders at the Closing are duly authorized and will be validly issued, fully paid, and nonassessable on their issuance. The persons receiving these securities at the Closing will acquire good, valid, and indefeasible title, free and clear of any interests, security interests, claims, liens, pledges, options, penalties, charges, other encumbrances, buy-sell agreements, or rights of any party whatsoever.

        3.1.3   Organization and Good Standing.
                ------------------------------

        Seller is duly qualified as a Delaware corporation and is in good standing in any jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification.

        A true and complete copy of the Certificate of Incorporation of Seller, each as amended to this date, has been delivered or made available to Buyer. The minute books of Seller are current as required by law, contain the minutes of all meetings of the incorporators, Board of Directors, committees of the Board of Directors, and shareholders from the date of incorporation to this date, and adequately reflect all material actions taken by the incorporators, Board of Directors, committees of the Board of Directors, and shareholders of Seller. Seller has no subsidiaries.

        3.1.4   Authorization; Validity. The execution, delivery, and
                -----------------------
performance of this Agreement by Seller has been duly and validly authorized by all requisite corporate action. This Agreement has been duly and validly executed and delivered by Seller, and is the legal, valid, and binding obligation of Seller, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, reorganization, and other laws of general application affecting the enforcement of creditors' rights and by the availability of equitable remedies.

        3.1.5   Consents.  Other than is set forth herein, no approval,
                --------
consent, waiver, or authorization of or filing or registration with any governmental authority or third party is required for the execution, delivery, or performance by Seller of the transactions contemplated by this Agreement.

        3.1.6   Litigation.  Other than is set forth herein, no
                ----------
litigation is pending or to the knowledge of Seller, threatened, to which Seller is or may become a party.

        3.1.7   Violations. The execution, delivery, or performance of
                ----------
this Agreement does not and will not (i) with or without the giving of notice or the passage of time, or both, constitute a default under, result in breach of, result in the termination of, result in the acceleration of performance of, require any consent, approval, or waiver, or result in the imposition of any lien or other encumbrance on any property or assets of Seller under, any agreement, lease, or other instrument to which Seller is a party or by which any of the property or assets of Seller are bound; (ii) violate any permit, license, or approval required by Seller to own its assets and operate its business; (iii) violate any law, statute, or regulation or any judgment, order, ruling, or other decision of any governmental authority, court, or arbitrator; or (iv) violate any provision of Seller's Articles of Incorporation or Bylaws.

        3.1.8   Broker and Finder Fees.  Seller shall incur no
                ----------------------
liability to any Broker or Finder or Agent for any brokerage fees, finder's fees or commissions with respect to the Share Exchange.

        3.1.9   Financial statements.  Audited financial statements
                --------------------
for the year ended December 31, 2003 have been submitted to the Buyer. These statements were prepared according to generally accepted accounting principals. They fairly represent the financial position of the Seller as of the respective dates and the results of its operations for the periods indicated. Since the date of the last balance sheet, there has not been any material change in the financial condition or operations of the Seller. The Seller did not, as of the date of the last balance sheet, have any debt, liability or obligations of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due that is not reflected in the Seller's balance sheet.

        3.1.10  Tax Filings.  All tax returns required to be
                -----------
filed with respect to Buyer and its affiliates, or any of their income, properties or operations are in all material respects true, complete and correct and have been duly filed in a timely manner. Further, all taxes attributable to Buyer and its affiliates that are or were due and payable (without regard to whether such taxes have been assessed) have been paid.

3.2     Shareholders' Representations and Warranties. As of the
        --------------------------------------------
Closing Date, each Shareholder individually represents and warrants to Buyer with respect to itself and its shares of stock of Seller as follows:

        3.2.1   Shareholder of Seller.  The Shareholder is the sole
                ---------------------
record and beneficial holder of all issued and outstanding shares of capital stock of Seller, as described below, and the Shareholder owns such shares free and clear of all liens, restrictions and claims of any kind.

        3.2.2   Authorization; Validity. This Agreement has been duly
                -----------------------
and validly executed and delivered by the Shareholder, and is the legal, valid, and binding obligation of the Shareholder, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, reorganization, and other laws of general application affecting the enforcement of creditors' rights and by the availability of equitable remedies.

        3.2.3   Consents. Other than is set forth herein, no approval,
                --------
consent, waiver, or authorization of or filing or registration with any governmental authority or third party is required for the execution, delivery, or performance by the Shareholder of the transactions contemplated by this Agreement.

        3.2.4   Violations. Other than is set forth herein, the
                ----------
execution, delivery, or performance of this Agreement does not and will not (i) with or without the giving of notice or the passage of time, or both, constitute a default, result in breach of, result in the termination of, result in the acceleration of performance of, require any consent, approval, or waiver, or result in the imposition of any lien or other encumbrance upon any property or assets of the Shareholder, under any agreement, lease, or other instrument to which such Shareholder is a party or by which any of the property or assets of such Shareholder is bound; or (ii) violate any law, statute, or regulation or any judgment, order, ruling, or other decision of any governmental authority, court, or arbitrator.

3.3     Survival of Representations and Warranties.  Each of the
        ------------------------------------------
representations and warranties in Sections 3.1 and 3.2 shall survive the Closing until the expiration of all applicable statute of limitations periods.

SECTION 4.    Representations and Warranties of Buyer.
              ---------------------------------------

4.1     Buyer's Representations and Warranties. As of the Closing
        --------------------------------------
Date, Buyer represents and warrants to Seller as follows:

        4.1.1   Capital Structure. The capitalization of Buyer
                -----------------
consists of (i) 50,000,000 shares of common stock, $0.001 par value, of which 975,000 shares are issued and outstanding; and (ii) 5,000,000 shares of preferred stock, none of which are issued and outstanding. The board of directors is authorized to provide for the issuance of such preferred stock in classes and series and, by filing the appropriate articles of amendment with the Secretary of State of Florida, is authorized to establish the number of shares to be included in each class and series and the preferences, limitations, and relative rights of each class and series. Of these shares of preferred stock, 3,000,000 shares are designated as series A preferred stock ("Series A Preferred Stock") and have the preferences, limitations and relative rights described on Schedule 4.1.1. All of the issued and outstanding capital stock of Buyer has been duly authorized and validly issued, and is fully paid and nonassessable, free of preemptive rights, and not subject to any restriction on transfer under the Articles of Incorporation or Bylaws of Buyer or any agreement to which Buyer is a party or of which Buyer has been given notice. There are no outstanding subscriptions, options, warrants, convertible securities, rights, agreements, understandings, or commitments of any kind relating to the subscription, issuance, repurchase, or purchase of capital stock or other securities of Buyer, or obligating Buyer to transfer any additional shares of its capital stock of any class or any other securities.


        4.1.2   Organization and Good Standing.
                ------------------------------


        Buyer is duly qualified as a Florida corporation and is in good standing in any jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification.

        A true and complete copy of the Articles of Incorporation and Bylaws of Buyer, each as amended to this date, has been delivered or made available to Seller. The minute books of Buyer are current as required by law, contain the minutes of all meetings of the incorporators, Board of Directors, committees of the Board of Directors, and shareholders from the date of incorporation to this date, and adequately reflect all material actions taken by the incorporators, Board of Directors, committees of the Board of Directors, and shareholders of Buyer. Buyer has no subsidiaries.

        4.1.3   Authorization; Validity. The execution, delivery, and
                -----------------------
performance of this Agreement by Buyer has been duly and validly authorized by all requisite corporate action. This Agreement has been duly and validly executed and delivered by Buyer, and is the legal, valid, and binding obligation of Buyer, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, reorganization, and other laws of general application affecting the enforcement of creditors' rights and by the availability of equitable remedies.

        4.1.4   Consents. Other than is set forth herein, no approval,
                --------
consent, waiver, or authorization of or filing or registration with any governmental authority or third party is required for the execution, delivery, or performance by Buyer of the transactions contemplated by this Agreement.

        4.1.5   Litigation.   Other than is set forth herein, no
                ----------
litigation is pending or to the knowledge of Buyer, threatened, to which Buyer is or may become a party.

        4.1.6   Violations.  The execution, delivery, or performance of
                ----------
this Agreement does not and will not (i) with or without the giving of notice or the passage of time, or both, constitute a default under, result in breach of, result in the termination of, result in the acceleration of performance of, require any consent, approval, or waiver, or result in the imposition of any lien or other encumbrance on any property or assets of Buyer under, any agreement, lease, or other instrument to which Buyer is a party or by which any of the property or assets of Buyer are bound; (ii) violate any permit, license, or approval required by Buyer to own its assets and operate its business; (iii) violate any law, statute, or regulation or any judgment, order, ruling, or other decision of any governmental authority, court, or arbitrator; or (iv) violate any provision of Buyer's Articles of Incorporation or Bylaws.

        4.1.7   Broker and Finder Fees. Buyer shall incur no
                ----------------------
liability to any Broker or Finder or Agent for any brokerage fees, finder's fees or commissions with respect to the Share Exchange.

        4.1.8   Reports and Financial Statements.  Other than as set
                --------------------------------
forth herein, from April 2002 to the date hereof, except where failure to do so did not and would not have a material adverse effect on Buyer, Buyer has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with the SEC, including, but not limited to, Forms 10-KSB, Forms 10-QSB, Forms 8-K and Proxy Statements (collectively the "Buyer's Reports"). Buyer has furnished or will furnish to Seller (and the Shareholders upon the request of Shareholders) copies of all Buyer's Reports filed with the SEC since April 2002. As of their respective dates (but taking into account any amendments filed prior to the date of this Agreement), the Buyer's Reports (other than the financial statements included therein) complied in all material respects with all the rules and regulations promulgated by the SEC and did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, misleading. The financial statements of Buyer included in the Buyer's Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP consistently applied during the periods presented (except, as noted therein, or, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC) and fairly present (subject, in the case of unaudited statements, to normal audit adjustments) the financial position of Buyer and its consolidated subsidiaries as of the date thereof and the results of their operations and their cash flows for the periods then ended.

        4.1.9   Tax Filings.    All tax returns required to be filed
                -----------
with respect to Buyer and its affiliates, or any of their income, properties or operations are in all material respects true, complete and correct and have been duly filed in a timely manner. Further, all taxes attributable to Buyer and its affiliates that are or were due and payable (without regard to whether such taxes have been assessed) have been paid.

4.2     Survival of Representations and Warranties. Each of the
        ------------------------------------------
representations and warranties in Section 4.1 shall survive the Closing until the expiration of all applicable statute of limitations periods.

SECTION 5.    Covenants of Seller.
              -------------------

5.1 Except as may otherwise be consented to or approved in writing by Buyer, Seller agrees that from the date of this Agreement and until the Closing:

        5.1.1   Conduct Pending Closing. (i) The Business of Seller
                -----------------------
shall be conducted only in the ordinary course consistent with past practices.

        5.1.2   Access to Records. Seller shall provide Buyer and its
                -----------------
representatives access to all records of Seller that they reasonably may request and provide reasonable access to the properties of Seller.

        5.1.3   Solicitation. Seller agrees that it will not solicit,
                ------------
consider, or negotiate any offers to acquire the shares or assets of Seller, or to provide any information or to make available any management personnel to third parties for such purposes.

        5.1.4   Confidentiality. Seller agrees to keep the provisions
                ---------------
of this Agreement confidential and will not disclose its provisions to any person, excluding Seller's accountants, attorneys, and other professionals with whom Seller conducts business and to whom such disclosure is reasonably necessary; provided, however, that such persons shall be advised of the confidential nature of this Agreement at the time of such disclosure.


SECTION 6.    Covenants of Buyer.
              ------------------

6.1 Except as may otherwise be consented to or approved in writing by Seller, Buyer agrees that from the date of this Agreement and until the Closing:

        6.1.1   Conduct Pending Closing. (i) The business of Buyer
                -----------------------
shall be conducted only in the ordinary course consistent with past practices.

        6.1.2   Access to Records. Buyer shall provide Seller and its
                -----------------
representatives access to all records of Buyer that they reasonably may request and provide reasonable access to the properties of Buyer.

        6.1.3   Solicitation. Buyer agrees that it will not solicit,
                ------------
consider, or negotiate any offers to acquire the shares or assets of Buyer, or to provide any information or to make available any management personnel to third parties for such purposes.

        6.1.4   Confidentiality. Buyer agrees to keep the provisions
                ---------------
of this Agreement confidential and will not disclose its provisions to any person, excluding Buyer's accountants, attorneys, and other professionals with whom Buyer conducts business and to whom such disclosure is reasonably necessary; provided, however, that such persons shall be advised of the confidential nature of this Agreement at the time of such disclosure.


SECTION 7.    Conditions Precedent to Obligations of Buyer.
              --------------------------------------------

        Unless, at the Closing, each of the following conditions is either satisfied or waived by Buyer in writing, Buyer shall not be obligated to effect the transactions contemplated by this Agreement:

7.1     Representations and Warranties. The representations and
        ------------------------------
warranties of Seller shall be true and correct as of the Closing.

7.2     Performance of Covenants. Seller shall have performed and
        ------------------------
complied in all respects with the covenants and agreements required by this Agreement.

7.3     Items to be Delivered at Closing. Seller shall have
        --------------------------------
tendered for delivery to Buyer the following:

        7.3.1   Delivery of Shares. Stock certificates representing
                ------------------
425,000 shares of common stock of Seller duly endorsed in blank or accompanied by duly executed stock powers with all requisite transfer tax stamps attached, as more fully described on Schedule 1.2 herein.


        7.3.2   Corporate Action. A certified copy of the corporate
                ----------------
action of both Seller and Shareholder authorizing and approving this Agreement and the transactions contemplated by it.

        7.3.3   Investment Letter. An investment letter duly executed
                -----------------
by the Shareholder.

7.4     Proceedings and Instruments Satisfactory.  All proceedings,
        ----------------------------------------
corporate or other, to be taken in connection with the transactions contemplated by this Agreement, and all documents incident to this Agreement, shall be satisfactory in form and substance to Buyer and Buyer's counsel, whose approval shall not be withheld unreasonably.


SECTION 8.    Conditions Precedent to Obligations of Seller.
              ---------------------------------------------

	Unless, at the Closing, each of the following conditions is either satisfied or waived by Seller in writing, Seller shall not be obligated to effect the transactions contemplated by this Agreement.

8.1 Representations and Warranties. The representations and warranties of Buyer shall be true and correct as of the Closing.

8.2 Items to be Delivered at Closing. Buyer shall have tendered for delivery to Seller the following:

        8.2.1   Delivery of Shares. Stock certificate representing
                ------------------
3,000,000 shares of preferred stock duly issued in the name of the Shareholders, as more fully described on Schedule 1.2 herein.

        8.2.2   Director's Resolution.  A resolution of the Board of
                ---------------------
Directors dated the closing date (i) appointing Justin DiNorscia and Joseph T. Drennan as directors of the Company; and (ii) appointing Justin DiNorscia as president, treasurer and secretary of the Company.

8.3     Performance of Covenants. Buyer shall have performed and
        ------------------------
complied in all respects with the covenants and agreements required by this Agreement.


SECTION 9.    Intentionally Left Blank.
              ------------------------


SECTION 10.   Notices.
              -------

	Any notice, request, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been delivered, given, and received for all purposes if written and if (i) delivered personally, by facsimile, or by courier or delivery service, at the time of such delivery; or (ii) directed by registered or certified United States mail, postage and charges prepaid, addressed to the intended recipient, at the address specified below, two business days after such delivery to the United States Postal Service.


        If to Buyer:             William Colucci
                                 2501 Turk Boulevard
                                 San Francisco, California 94118

        If to Seller:            Justin DiNorscia
                                 4 Mill Park Ct.
                                 Newark, Delaware 19713

Any party may change the address to which notices are to be mailed by giving notice as provided herein to all other parties.


SECTION 11.   Miscellaneous.
              -------------

11.1    Survival of Representations and Warranties; Limitation of
        ---------------------------------------------------------
Liability. The representations and warranties of each of the parties
---------
contained herein shall survive the execution and delivery hereof, and performance of obligations hereunder, and continue in full force and effect forever hereafter (subject to any applicable statutes of limitations).

11.2     No Third Party Beneficiaries. This Agreement shall not
         ----------------------------
confer any rights or remedies upon any person or entity other than the parties and their respective successors, assigns, heirs or legal representatives, as the case may be.

11.3    Entire Agreement. This Agreement (including the documents
        ----------------
referred to herein and the Schedules hereto) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

11.4    Succession and Assignment. This Agreement shall be binding
        -------------------------
upon and inure to the benefit of the parties named herein and their respective successors, assigns, heirs or legal representatives, as the case may be.

11.5    Counterparts. This Agreement may be executed in one or more
        ------------
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

11.6    Headings. The paragraph and subparagraph headings contained
        --------
in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

11.7    Governing Law. This Agreement shall be governed by, and
        -------------
construed in accordance with, the laws of the State of Florida without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Florida.

11.8    Amendments and Waivers. No amendment of any provision of
        ----------------------
this Agreement shall be valid unless the same shall be in writing and signed by each of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

11.9    Severability. Any term or provision of this Agreement that
        ------------
is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

11.10   Conflict of Terms. In the event of a conflict of terms and
        -----------------
conditions between this Agreement and any other agreement, the terms and conditions of this Agreement shall prevail.

11.11   General Interpretive Principles. For purposes of this
        -------------------------------
Agreement, except as otherwise expressly provided or unless the context otherwise requires:

        11.1.1 The terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

        11.1.2 Accounting terms not otherwise defined herein have the meanings given to them in accordance with generally accepted accounting principles;

        11.1.3  References herein to "paragraphs",
"subparagraphs" and other subdivisions without reference to a document are to designated paragraphs, subparagraphs and other subdivisions of this Agreement;

        11.1.4 A reference to a subparagraph without further reference to a paragraph is a reference to such subparagraph as contained in the same paragraph in which the reference appears;

        11.1.5 The words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

        11.1.6 The term "include" or "including" shall mean without limitation by reason of enumeration.

        11.1.7 Incorporation of Schedules. The schedules identified in this Agreement are incorporated herein by reference and made a part hereof.


                 [See signature page attached]

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	IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ATTEST:                                 BUYER:


By:_____________________________        By:_____________________________
                                           William Colucci, President


                                        SELLER:


By:_____________________________        By:_____________________________
                                           Justin DeNorscia, President



                                        SELLING SHAREHOLDERS:


________________________________        ________________________________
Witness                                 Justin DiNorscia,


________________________________        ________________________________
Witness                                 Diane DiNorscia







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                            Schedule 1.2

                     Transfer of Shares of Stock

       Pursuant to the terms of the Share Exchange Agreement, on the Closing Date, the Shareholders shall exchange all 425,000 shares of their common stock of Seller for 3,000,000 shares of Series A Preferred Stock of Buyer. Accordingly, each Shareholder (or his agent) agrees to deliver to the Buyer (or its agent) his original common stock share certificate(s) (in the specific amounts set forth next to such Shareholder's names), along with any necessary stock transfer stamps and duly executed stock powers in a form satisfactory to Buyer (or its agent); and Buyer (or its agent) agrees to deliver to each Shareholder (or his agent) Series A Preferred Stock share certificates representing the number of shares of Buyer in the specific amounts set forth next to such Shareholder's names.

--------------------------------------------------------------------------
Name of Shareholder     No. of Shares of Common     No. of Shares of
                        Stock to be Delivered       Series A Preferred
                        by Shareholder              Stock to be Issued to
                                                    Shareholder
--------------------------------------------------------------------------
Justin Di Norscia, Jr.         212,500                  1,500,000
Diane Di Norscia               212,500                  1,500,000
--------------------------------------------------------------------------
Total                          425,000                  3,000,000
--------------------------------------------------------------------------


                           Schedule 4.1.1.

                     Series A Preferred Stock

Series A Preferred Stock have the following preferences, limitations and relative rights:

1.	The stated value of each share of the Series A Preferred Stock
A shall be $0.50 par value.

2.	The holders of the shares of the Series A Preferred Stock
shall have the right, at their option, to convert shares of the Series A Preferred Stock into shares of the Buyer's common stock at any time subsequent to the three-year anniversary of the date of issuance of the shares of the Series A Preferred Stock. The shares of the Series A Preferred Stock, upon surrender, shall be convertible at the office of any transfer agent for the Buyer's common stock into fully paid and non-assessable shares of the Buyer's common stock. The number of shares deliverable upon conversion of one (1) share of the Series A Preferred Stock shall be one (1).

3.	The shares of the Series A Preferred Stock shall have
identical voting rights and powers as common stock, except that each share of the Series A Preferred Stock is entitled to vote two (2) common stock votes per share of Series A Preferred Stock on all matters that holders of common stock are entitled to vote on, without provision for cumulative voting. Each share of the Series A Preferred Stock is entitled


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to vote one (1) vote per share on all matters relating to
matters concerning the Series A Preferred Stock, without provision for cumulative voting.

4.	In the event of any liquidation, dissolution or winding up of the Buyer, whether voluntarily or involuntarily, the holders of shares of the Series A Preferred Stock shall be entitled to be paid in full, the par value of their shares before any amount shall be paid to the holders of shares of any class of the Buyers's common stock. Subsequently, the holders of shares of the Series A shall have identical rights and preferences as the holders of shares of any class of the Buyer's common stock, except that each share of the Series A Preferred Stock shall be entitled to receive and to be paid out of the assets of the Buyer available for distribution to its shareholders the ratable amount equal to the number of shares of common stock into which such share of the Series A Preferred Stock is convertible.




















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